      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 1998



                                                       REGISTRATION NO.333-52115

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   UST CORP.
             (Exact name of registrant as specified in its charter)

                         ------------------------------

                        MASSACHUSETTS                                                     04-2436093
               (State or other jurisdiction of                                         (I.R.S. Employer
                incorporation or organization)                                       Identification No.)

                                      6711
            (Primary Standard Industrial Classification Code Number)
                         ------------------------------

          40 COURT STREET, BOSTON, MASSACHUSETTS 02108, (617) 726-7000 (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                  JAMES K. HUNT                                   ERIC R. FISCHER, ESQ.
            EXECUTIVE VICE PRESIDENT,                           EXECUTIVE VICE PRESIDENT,
      CHIEF FINANCIAL OFFICER AND TREASURER                     GENERAL COUNSEL AND CLERK
                    UST CORP.                                           UST CORP.
                 40 Court Street                                     40 Court Street
           Boston, Massachusetts 02108                         Boston, Massachusetts 02108
                  (617) 726-7055                                      (617) 726-7377

 (Names, addresses, including ZIP codes, and telephone numbers, including area codes, of agents for service)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement and all other conditions to the merger of Affiliated Community Bancorp, Inc. into a subsidiary of the Registrant have been satisfied or waived as described in the enclosed Joint Proxy Statement-Prospectus.
                            ------------------------

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box / /.
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
             TITLE OF EACH CLASS OF                   AMOUNT TO BE       OFFERING PRICE        AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED               REGISTERED (1)      PER SHARE (1)     OFFERING PRICE (1)        FEE(2)
Common Stock, par value $0.625 per share               9,500,000             27.875           $264,812,500          $79,000

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock on May 4, 1998, as reported on the NASDAQ National Market System.


(2) Previously paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation to whatever extent specified in or authorized by (a) the articles of organization, (b) a by-law adopted by the stockholders or (c) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

    The Registrant's Articles of Organization provide that the Registrant shall, to the fullest extent legally permissible, indemnify each person who is or was a director, officer, employee or other agent of the Registrant and each person who is or was serving at the request of the Registrant as such of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization, against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him or her in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while in office or thereafter, by reason of his or her being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity. Under Massachusetts law and the Articles, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant or other entity served or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan.

    If, in an action, suit or proceeding brought by or in the name of the Registrant, a director of the Registrant is held not liable for monetary damages, whether because that director is relieved of personal liability under the provisions of the Articles of Organization, or otherwise, that director shall be deemed to have met the standard of conduct set forth above and to be entitled to indemnification for expenses reasonably incurred in the defense of such action, suit or proceeding.

    As to any matter disposed of by settlement pursuant to a consent decree or otherwise, no indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the Registrant, after notice that it involves such indemnification, (a) by vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders or a majority of such stock. No such approval shall prevent the recovery from any such officer, director, employee, agent or trustee of any amounts paid to him or her or on his or her behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant.

    The right of indemnification provided in the Registrant's Articles of Organization shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee may be entitled or which may lawfully be granted to him or her. Indemnification of a "director," "officer," "employee," "agent," and "trustee" includes their respective executors, administrators and other legal representatives. An "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS.

    (a) The following is a list of exhibits to this Registration Statement:

    (2)(a)--Affiliation Agreement and Plan of Reorganization, dated as of December 15, 1997, by and among UST, Mosaic and AFCB (included as APPENDIX A to the Joint Proxy Statement-Prospectus).

    (2)(b)--Stock Option Agreement, dated as of December 15, 1997, by and between UST and AFCB (included as APPENDIX B to the Joint Proxy Statement-Prospectus).

    (2)(c)--Form of Voting Agreement, dated as of December 15, 1997, executed by the directors and certain executive officers of AFCB (included as APPENDIX C to the Joint Proxy Statement-Prospectus).

    (3)(a)--Amended and Restated Articles of Organization of UST, incorporated herein by reference to Exhibit 3(a) to UST's Annual Report on Form 10-K for the year ended December 31, 1996.

    (3)(b)--By-laws of UST, as amended to date, incorporated herein by reference to Exhibit 3(b) to UST's Annual Report on Form 10-K for the year ended December 31, 1996.

    (4)--Rights Agreement, dated as of September 19, 1995, between UST and United States Trust Company, as Rights Agent, and the description of the Rights, incorporated herein by reference to UST's Registration Statement on Form 8-A relating to the Rights and to Exhibit 1 of such Registration Statement.


    *(5)--Opinion of Eric R. Fischer, Esq.



    *(8)(a)--Form of Opinion of Bingham Dana LLP as to certain tax matters.



    *(8)(b)--Form of Opinion of Sullivan & Worcester LLP as to certain tax matters.



    *(23)(a)--Consents of Arthur Andersen LLP.


    (23)(b)--Consent of Wolf & Company, P.C.

    (23)(c)--Consent of KPMG Peat Marwick LLP.


    *(23)(d)--Consent of Eric R. Fischer, Esq. (included in Exhibit 5).


    (23)(e)--Consent of Bingham Dana LLP.


    *(23)(f)--Consent of Sullivan & Worcester LLP (included in Exhibit 8(b)).



    *(23)(g)--Consent of Fox-Pitt, Kelton, Inc.



    *(23)(h)--Consent of PaineWebber Incorporated.



    *(23)(i)--Consent of Timothy J. Hansberry



    *(24)--Power of Attorney of certain officers and directors (included on pages II-5 and II-6).



    *(99)(a)--Form of Proxy for Special Meeting of Stockholders of UST.



    *(99)(b)--Form of Proxy for Special Meeting of Stockholders of AFCB.


    (99)(c)--Text of Sections 85 to 98 of the Massachusetts Business Corporations Law (included as APPENDIX F to the Joint Proxy
    Statement-Prospectus).


*Previously filed.

    (b) Financial Statements Schedules:

    Not Applicable.

    (c) Fairness Opinions:

    Included in Part I as APPENDICES D and E to the Joint Proxy
Statement-Prospectus included in this Registration Statement.

ITEM 22. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering rate may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement-Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts as of May 8, 1998.


                                UST CORP.

                                BY:  /S/ ERIC R. FISCHER
                                     -----------------------------------------
                                     Eric R. Fischer
                                     (EXECUTIVE VICE PRESIDENT,
                                     GENERAL COUNSEL AND CLERK)

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the Registrant, does hereby appoint Neal F. Finnegan, James K. Hunt and Eric R. Fischer, and each of them severally, or if more than one acts, a majority of them, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Registrant, the Registration Statement on Form S-4 and with respect to the shares of UST Common Stock issued in connection with this offering and any and all amendments to said Registration Statement and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission.

    Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.


                      SIGNATURE                         TITLE                                          DATE
------------------------------------------------------  ---------------------------------------  ----------------


                                                        President and                            May 8, 1998
                 /s/ NEAL F. FINNEGAN                   Chief Executive Officer
     -------------------------------------------        (Principal Executive Officer)
                  (Neal F. Finnegan)                    and Director

                                                        Executive Vice                           May 8, 1998
                  /s/ JAMES K. HUNT                     President, Chief Financial
     -------------------------------------------        Officer and Treasurer
                   (James K. Hunt)                      (Principal Financial Officer
                                                        and Principal Accounting Officer)

                /s/ CHESTER G. ATKINS                   Director                                 May 8, 1998
     -------------------------------------------
                 (Chester G. Atkins)

                      SIGNATURE                         TITLE                                          DATE
------------------------------------------------------  ---------------------------------------  ----------------

                /s/ DAVID E. BRADBURY                   Director                                 May 8, 1998
     -------------------------------------------
                 (David E. Bradbury)

                 /s/ ROBERT M. COARD                    Director                                 May 8, 1998
     -------------------------------------------
                  (Robert M. Coard)

                 /s/ ROBERT L. CULVER                   Director                                 May 8, 1998
     -------------------------------------------
                  (Robert L. Culver)

               /s/ ALAN K. DERKAZARIAN                  Director                                 May 8, 1998
     -------------------------------------------
                (Alan K. DerKazarian)

                 /s/ DONALD C. DOLBEN                   Director                                 May 8, 1998
     -------------------------------------------
                  (Donald C. Dolben)

                 /s/ EDWARD GUZOVSKY                    Director                                 May 8, 1998
     -------------------------------------------
                  (Edward Guzovsky)

               /s/ WALLACE M. HASELTON                  Director                                 May 8, 1998
     -------------------------------------------
                (Wallace M. Haselton)

                 /s/ BRIAN W. HOTAREK                   Director                                 May 8, 1998
     -------------------------------------------
                  (Brian W. Hotarek)

                /s/ FRANCIS X. MESSINA                  Director                                 May 8, 1998
     -------------------------------------------
                 (Francis X. Messina)

                /s/ MICHAEL A. MILLER                   Director                                 May 8, 1998
     -------------------------------------------
                 (Michael A. Miller)

                 /s/ SYDNEY L. MILLER                   Director                                 May 8, 1998
     -------------------------------------------
                  (Sydney L. Miller)

                      SIGNATURE                         TITLE                                          DATE
------------------------------------------------------  ---------------------------------------  ----------------

                  /s/ VIKKI L. PRYOR                    Director                                 May 8, 1998
     -------------------------------------------
                   (Vikki L. Pryor)

                 /s/ GERALD M. RIDGE                    Director                                 May 8, 1998
     -------------------------------------------
                  (Gerald M. Ridge)

                 /s/ WILLIAM SCHWARTZ                   Director                                 May 8, 1998
     -------------------------------------------
                  (William Schwartz)

                /s/ BARBARA C. SIDELL                   Director                                 May 8, 1998
     -------------------------------------------
                 (Barbara C. Sidell)

                 /s/ JAMES V. SIDELL                    Director                                 May 8, 1998
     -------------------------------------------
                  (James V. Sidell)

                  /s/ PAUL D. SLATER                    Director                                 May 8, 1998
     -------------------------------------------
                   (Paul D. Slater)

                /s/ EDWARD J. SULLIVAN                  Director                                 May 8, 1998
     -------------------------------------------
                 (Edward J. Sullivan)

                  /s/ G. ROBERT TOD                     Director                                 May 8, 1998
     -------------------------------------------
                   (G. Robert Tod)

             /s/ MICHAEL J. VERROCHI, JR.               Director                                 May 8, 1998
     -------------------------------------------
              (Michael J. Verrochi, Jr.)

                 /s/ GORDON M. WEINER                   Director                                 May 8, 1998
     -------------------------------------------
                  (Gordon M. Weiner)

                                 EXHIBIT INDEX


EXHIBIT NO.                                                          DESCRIPTION
-----------             -----------------------------------------------------------------------------------------------------

(2)(a)       --         Affiliation Agreement and Plan of Reorganization, dated as of December 15, 1997, by and among UST,
                        Mosaic and AFCB (included as APPENDIX A to the Joint Proxy Statement-Prospectus).

(2)(b)       --         Stock Option Agreement, dated as of December 15, 1997, by and between UST and AFCB (included as
                        APPENDIX B to the Joint Proxy Statement-Prospectus).

(2)(c)       --         Form of Voting Agreement, dated as of December 15, 1997, executed by the directors and certain executive officers of AFCB (included as APPENDIX C to the Joint Proxy Statement-Prospectus).

(3)(a)       --         Amended and Restated Articles of Organization of UST, incorporated herein by reference to Exhibit
                        3(a) to UST's Annual Report on Form 10-K for the year ended December 31, 1996.

(3)(b)       --         By-laws of UST, as amended to date, incorporated herein by reference to Exhibit 3(b) to UST's Annual
                        Report on Form 10-K for the year ended December 31, 1996.

(4)          --         Rights Agreement, dated as of September 19, 1995, between UST and United States Trust Company, as
                        Rights Agent, and the description of the Rights, incorporated herein by reference to UST's
                        Registration Statement on Form 8-A relating to the Rights and to Exhibit 1 of such Registration
                        Statement.

*(5)         --         Opinion of Eric R. Fischer, Esq.

*(8)(a)      --         Form of Opinion of Bingham Dana LLP as to certain tax matters.

*(8)(b)      --         Form of Opinion of Sullivan & Worcester LLP as to certain tax matters.

*(23)(a)     --         Consents of Arthur Andersen LLP.

(23)(b)      --         Consent of Wolf & Company, P.C.

(23)(c)      --         Consent of KPMG Peat Marwick LLP.

*(23)(d)     --         Consent of Eric R. Fischer, Esq. (included in Exhibit 5).

(23)(e)      --         Consent of Bingham Dana LLP.

*(23)(f)     --         Consent of Sullivan & Worcester LLP (included in Exhibit 8(b)).

*(23)(g)     --         Consent of Fox-Pitt, Kelton, Inc.

*(23)(h)     --         Consent of PaineWebber Incorporated.

*(23)(i)     --         Consent of Timothy J. Hansberry

*(24)        --         Power of Attorney of certain officers and directors (included on pages II-5 and II-6).

*(99)(a)     --         Form of Proxy for Special Meeting of Stockholders of UST.

*(99)(b)     --         Form of Proxy for Special Meeting of Stockholders of AFCB.

*(99)(c)     --         Text of Sections 85 to 98 of the Massachusetts Business Corporations Law (included as APPENDIX F to the Joint Proxy Statement-Prospectus).



*Previously filed.